UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1821055
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

CARMAX, INC. 2002 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED JUNE 25, 2012)

(Full title of the plan)

Thomas J. Folliard

President and Chief Executive Officer

CarMax, Inc.

12800 Tuckahoe Creek Parkway

Richmond, Virginia 23238

(Name and address of agent for service)

(804) 747-0422

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
CarMax, Inc. 2002 Stock Incentive Plan Common Stock (par value $0.50 per share)	11,000,000	$29.60	$325,600,000	$37,314

(1)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2)	Estimated solely for the purposes of calculating the registration fee as contemplated by Rules 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, and based on the average of the high ($29.87) and low ($29.33) per share sales prices of CarMax, Inc. Common Stock reported on the New York Stock Exchange on August 24, 2012.

EXPLANATORY NOTE

This registration statement is being filed solely for the purpose of registering 11,000,000 additional shares of common stock, par value $0.50 per share (“Common Stock”), of CarMax, Inc. (the “Registrant”) to be offered to participants under the Registrant’s 2002 Stock Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-160912), as filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2009, covering 4,700,000 shares of Common Stock that may be issued pursuant to the Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof, to the extent that such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012 (the “Form 10-K”);

(2)	the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders held on June 25, 2012 that have been incorporated by reference into the Form 10-K for the fiscal year ended February 29, 2012;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2012;

(4)	the Registrant’s Current Reports on Form 8-K, filed on March 20, 2012 and June 29, 2012; and

(5)	the description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed on August 7, 2002, under Section 12(b) of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1	CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed October 3, 2002 (Filed No. 1-31420), is incorporated by this reference.

4.2	CarMax, Inc. Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed October 3, 2002 (File No. 1-31420), is incorporated by this reference.

4.3	CarMax, Inc. Bylaws, as amended and restated October 18, 2011, filed as Exhibit 3.1 to CarMax’s Current Report on Form 8-K, filed October 20, 2011 (File No. 1-31420), is incorporated by this reference.

5.1	Opinion of Williams Mullen.*

10.1	CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated June 25, 2012, filed as Exhibit 10.1 to CarMax’s Current Report on Form 8-K, filed June 29, 2012 (File No. 1-31420), is incorporated by this reference.

23.1	Consent of Williams Mullen (included in Exhibit 5.1). *

23.2	Consent of KPMG LLP.*

24	Powers of Attorney.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Goochland County, Commonwealth of Virginia, on this 28th day of August 2012.

CARMAX, INC.

By:	/s/ Thomas J. Folliard
Thomas J. Folliard
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas J. Folliard Thomas J. Folliard	President, Chief Executive Officer and Director	August 28, 2012

/s/ Thomas W. Reedy Thomas W. Reedy	Executive Vice President and Chief Financial Officer	August 28, 2012

/s/ Natalie L. Wyatt Natalie L. Wyatt	Chief Accounting Officer	August 28, 2012

* Ronald E. Blaylock	Director	August 28, 2012

* Rakesh Gangwal	Director	August 28, 2012

* Jeffrey E. Garten	Director	August 28, 2012

* Shira Goodman	Director	August 28, 2012

* W. Robert Grafton	Director	August 28, 2012

* Edgar H. Grubb	Director	August 28, 2012

* Mitchell D. Steenrod	Director	August 28, 2012

* Thomas G. Stemberg	Director	August 28, 2012

* Vivian M. Stephenson	Director	August 28, 2012

* Beth A. Stewart	Director	August 28, 2012

* William R. Tiefel	Director	August 28, 2012

*	Thomas W. Reedy, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of this Registration Statement.

Date: August 28, 2012	/s/ Thomas W. Reedy
Thomas W. Reedy
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed October 3, 2002 (Filed No. 1-31420), is incorporated by this reference.

4.2	CarMax, Inc. Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed October 3, 2002 (File No. 1-31420), is incorporated by this reference.

4.3	CarMax, Inc. Bylaws, as amended and restated October 18, 2011, filed as Exhibit 3.1 to CarMax’s Current Report on Form 8-K, filed October 20, 2011 (File No. 1-31420), is incorporated by this reference.

5.1	Opinion of Williams Mullen.*

10.1	CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated June 25, 2012, filed as Exhibit 10.1 to CarMax’s Current Report on Form 8-K, filed June 29, 2012 (File No. 1-31420), is incorporated by this reference.

23.1	Consent of Williams Mullen (included in Exhibit 5.1). *

23.2	Consent of KPMG LLP.*

24	Powers of Attorney.*

*	Filed herewith.